Exhibit 99.1

NEWS RELEASE
Contacts:	ProFrac Holding Corp.
Lance Turner – Chief Financial Officer
investors@profrac.com

Dennard Lascar Investor Relations
Ken Dennard / Rick Black
ACDC@dennardlascar.com

ProFrac Holding Corp. Completes Refinancing of Senior Secured Term Loan and Enhances Financial Flexibility

WILLOW PARK, TX – December 27, 2023 – ProFrac Holding Corp. (NASDAQ: ACDC) (“ProFrac”, or the “Company”) today announced that, on December 27, 2023, it completed the refinancing of its existing Senior Secured Term Loan and other debt with two new financings totaling $885 million, which will both mature in 2029. As a result of these transactions, ProFrac is well positioned to deliver exceptional service to its customers and poised to maintain its position as a leader in the oilfield services industry in anticipation of a strong 2024.

Highlights

•	Refinances the existing Term Loan due March 2025 with a term loan credit facility and senior secured notes with maturities in January 2029

•	Cash neutral transaction that also positions the Company to maintain liquidity to fund working capital for expected increased activity in 2024

•	Provides a bifurcated capital structure to allow for future optionality designed to realize the full value potential of the proppant segment

•	Eliminates any material near-term maturities and provides additional runway to de-lever

•	Enables ProFrac to focus on the 2024 strategy where it plans to increase utilization of its proppant and stimulation assets through a more diversified commercial approach

•	First Financial Term Loan and REV Seller Note fully repaid as part of the transaction

•	ABL Credit Facility amended to lower the line’s capacity to $325 million from $400 million

Matt Wilks, ProFrac’s Executive Chairman, stated, “We are pleased to announce this successful refinancing, which not only extends our near-term debt maturities into 2029, but it also provides us with the financial flexibility to opportunistically take advantage of the anticipated ramp in activity levels in the coming year. This transaction demonstrates our ability to finance the Company’s capital structure and liquidity position in an improving market.

“This is an important and necessary step for ProFrac as we execute the improvements made to the business and demonstrate the cash generation potential in 2024. This is also the next step in the process to build a strong foundation in our proppant segment and maximize shareholder value of that segment.”

Transaction Overview

The refinancing transactions include a $365 million Alpine Term Loan and $520 million in Services Senior Secured Notes. These proceeds were used to pay off ProFrac’s existing Senior Secured Term Loan, First Financial Term Loan and REV Seller Note as well as for certain fees and expenses. This refinancing transaction provides the Company with a more stable financial platform, a strengthened balance sheet, a bifurcated capital structure and ample liquidity from which it will continue executing various growth-related and value realization opportunities. Additional details on these debt arrangements are as follows:

Alpine Term Loan

These loans were made to ProFrac’s family of wholly owned subsidiaries that hold and run ProFrac’s proppant business, including Alpine Holding II, LLC (“Alpine Holding”) and PF Proppant Holding, LLC (“PFP Holding”) among others

•	Lenders made certain term loans to PFP Holding in the aggregate principal amount of $365.0 million

•	Guaranteed by ProFrac pursuant to the Unsecured ProFrac Guarantee Agreement and are guaranteed by Alpine Holding, PFP Holding and the Subsidiary Guarantors pursuant to the Alpine Guarantee Agreement

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Obligations under the Alpine Term Loan are secured by a lien on and security interest in substantially all of the assets of Alpine Holding, PFP Holding and the Subsidiary Guarantors, which holds ProFrac’s Proppant business

•	The Alpine Term Loan bears a floating interest rate at the borrower’s option of either a Base Rate or SOFR Rate plus an applicable margin

•	Base Rate Loans bear interest at a fluctuating per annum rate equal to the base rate plus a margin of 7.25% per annum subject to both a floor and maximum rate

•	SOFR Rate Loans bear interest at a fluctuating per annum rate equal to the adjusted term SOFR for a one-month interest period plus a margin of 7.25% per annum subject to both a floor and maximum rate

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Mandatory principal payments commence at the end of the calendar quarters ending June 30, 2024, September 30, 2024 and December 31, 2024, in an amount equal to $5 million on each such date followed by quarterly payments of $15 million

•	The stated maturity date for the Alpine Term Loans is the earlier of January 26, 2029 or the date it becomes due and payable

Services Senior Secured Floating Rate Notes due 2029

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ProFrac Holdings II, a wholly-owned subsidiary of ProFrac, issued and sold $520.0 million aggregate principal amount of its Senior Secured Floating Rate Notes due 2029 in a private placement to institutional investors

•	The Secured Notes bear interest at a fluctuating per annum rate equal to adjusted term SOFR plus the Applicable Margin (as defined in the Indenture) payable quarterly beginning on March 31, 2024

•	Obligations under the Secured Notes are secured by ProFrac Holdings II, which holds ProFrac’s Services business

•	Mandatory prepayments of $10.0 million on each of June 30, 2024, September 30, 2024 and December 31, 2024, and $15.0 million at the end of each calendar quarter thereafter

•	On and after January 15, 2025, ProFrac Holdings II may redeem all or a part of the Secured Notes at certain redemption prices outlined in the associated 8-K to this transaction

Seventh Amendment to the ABL Credit Facility

•	Maximum Revolver Amount is decreased ratably among the Lenders from $400.0 million to $325.0 million

•	Alpine Holding and its Subsidiaries are designated as Excluded Subsidiaries and Unrestricted Subsidiaries (each as defined therein)

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Liens held by the lenders on the assets of the Alpine Excluded Subsidiaries, and all guarantees of the obligations under ABL Credit Facility made by the Alpine Excluded Subsidiaries, are released, terminated and discharged

•	The ABL Credit Facility has a maturity date of the earlier of March 4, 2027 and 91 days prior to the maturity of any material indebtedness

Advisors

Piper Sandler & Co acted as the sole financial advisor, and Gibson, Dunn & Crutcher LLP and Brown Rudnick LLP acted as legal counsel to ProFrac in connection with the refinancing.

About ProFrac Holding Corp.

ProFrac Holding Corp. is a technology-focused, vertically integrated, innovation-driven energy services holding company providing hydraulic fracturing, proppant production, other completion services and other complementary products and services to leading upstream oil and natural gas companies engaged in the exploration and production (“E&P”) of North American unconventional oil and natural gas resources throughout the United States. Founded in 2016, ProFrac was built to be the go-to service provider for E&P companies’ most demanding hydraulic fracturing needs. ProFrac is focused on employing new technologies to significantly reduce “greenhouse gas” emissions and increase efficiency in what has historically been an emissions-intensive component of the unconventional E&P development process. ProFrac Corp. operates in three business segments: stimulation services, proppant production and manufacturing. For more information, please visit the ProFrac’s website at www.pfholdingscorp.com. Information on ProFrac’s website is not part of this release.

Forward-Looking Statements

Certain statements in this press release are, or may be considered, “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “expect,” “will,” “estimate,” “believe,” “work to,” or similar words and expressions and uses of future or conditional verbs, generally identify forward-looking statements. The Company cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. Such risks and uncertainties include, but are not limited to: the risks that anticipated ramp in activity levels will not materialize; the ability to achieve the anticipated benefits of the Company’s bifurcated capital structure and utilization of its proppant and stimulation assets, mining operations, and vertical integration strategy, including risks and costs relating to integrating acquired assets and personnel; risks that the Company’s actions intended to achieve its financial stability and any desired de-levering or published financial and operational guidance will be insufficient to achieve that guidance, either alone or in combination with external market, industry or other factors; the failure to operationalize or utilize to the extent anticipated the Company’s fleets and sand mines in a timely manner or at all; the Company’s ability to deploy capital in a manner that furthers the Company’s growth strategy, as well as the Company’s general ability to execute its business plans and maintains its position as a leader in the oilfield services industry; the risk that the Company may need more capital than it currently projects or that capital expenditures could increase beyond current expectations; risks of any increases in interest rates; industry conditions, including fluctuations in supply, demand and prices for the Company’s products and services; global and regional economic and financial conditions; the effectiveness of the Company’s risk management strategies; the transition to becoming a public company; and other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s filings with the Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov. The Company undertakes no obligation, and specifically disclaims, any obligation to update or revise forward-looking statements as a result of subsequent events or developments, except as required by law.